Exhibit 99.1

FOR IMMEDIATE RELEASE

October 21, 2019

For more information

Trisha Voltz Carlson, EVP, Investor Relations Manager

504.299.5208 or trisha.carlson@hancockwhitney.com

Hancock Whitney Announces Accelerated Share Repurchase

GULFPORT, Miss.  (October 21, 2019) — Hancock Whitney Corporation (Nasdaq: HWC) today announced that it has entered into an accelerated share repurchase (“ASR”) agreement with Morgan Stanley & Co. LLC (“Morgan Stanley”) to repurchase $185 million of Hancock Whitney’s common stock. Under the agreement, on October 21, 2019, Hancock Whitney will make a $185 million payment to Morgan Stanley, and on the same day, will receive initial delivery of approximately 3.6 million shares of its common stock.

The actual number of shares to be delivered to the company in this ASR transaction will be based generally on the volume-weighted average price per share of the Hancock Whitney common stock during the term of the ASR agreement less a specified discount, subject to possible adjustments in accordance with the terms of the ASR agreement. Final settlement of the ASR agreement is scheduled to occur no later than the third quarter of 2020.

The ASR will be completed under the Company’s current stock buyback program, announced on September 23, 2019.

About Hancock Whitney

Since the late 1800s, Hancock Whitney has embodied core values of Honor & Integrity, Strength & Stability, Commitment to Service, Teamwork, and Personal Responsibility. Hancock Whitney offices and financial centers in Mississippi, Alabama, Florida, Louisiana, and Texas offer comprehensive financial products and services, including traditional and online banking; commercial and small business banking; private banking; trust and investment services; healthcare banking; certain insurance services; and mortgage services. The company also operates a loan production office in Nashville, Tennessee, as well as trust and asset management offices in New Jersey and New York. BauerFinancial, Inc., the nation’s leading independent bank rating and analysis firm, consistently recommends Hancock Whitney as one of America’s most financially sound banks. More information is available at www.hancockwhitney.com.

Important Cautionary Statement About Forward-Looking Statements

This news release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements that we may make include statements regarding our expectations regarding stock repurchase activity. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “forecast,” “goals,” “targets,” “initiatives,” “focus,” “potentially,” “probably,” “projects,” “outlook", or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events.

Forward-looking statements are subject to significant risks and uncertainties. Any forward-looking statement made in this release is subject to the safe harbor protections set forth in the Private Securities Litigation Reform Act of 1995. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward looking statements. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018 and in other periodic reports that we file with the SEC.

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